SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2010

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-08323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

   CIGNA Corporation held its Annual Meeting of Shareholders on April 28, 2010.  At the Annual Meeting, CIGNA shareholders (1) elected each of the nominees listed below to the Board of Directors, (2) ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2010, (3) approved the Amended and Restated CIGNA Long-Term Incentive Plan, and (4) approved the CIGNA Corporation Directors Equity Plan.

Proposal 1:  Election of Directors – to elect four directors for terms expiring in 2013.
	Votes For	Votes Against	Votes Abstain	Broker Non-Votes
Nominees
David M. Cordani	211,826,364	2,679,831	235,490	15,771,326
Isaiah Harris, Jr.	210,512,877	3,978,160	250,648	15,771,326
Jane E. Henney, M.D.	207,008,777	7,481,419	251,489	15,771,326
Donna F. Zarcone	207,160,939	7,335,141	245,605	15,771,326

Proposal 2:  Ratification of PricewaterhouseCoopers LLP as CIGNA's Independent Registered Public Accounting Firm for 2010.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
226,217,901	4,056,209	238,901	0

Proposal 3:  Approval of the Amended and Restated CIGNA Long-Term Incentive Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
200,242,565	13,736,912	762,208	15,771,326

Proposal 4:  Approval of the CIGNA Corporation Directors Equity Plan.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
180,100,671	33,776,429	864,585	15,771,326

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: May 4, 2010
	By:	/s/ Nicole S. Jones
Nicole S. Jones
Corporate Secretary and
Deputy General Counsel